Macon F. Brock, Jr. (Indirect Ownership) Spouse
Form 4 Attachment - Exhibit 99
Transaction Detail


Common Stock	12/17/2008	S	97595	D	44.00
Common Stock	12/17/2008	S	500	D	44.005


Macon F. Brock, Jr. (Indirect Ownership) Spouse
Form 4 Attachment - Exhibit 99
Transaction Detail


Common Stock	12/18/2008	S	200	D	44.00
Common Stock	12/18/2008	S	5800	D	44.11


Macon F. Brock, Jr.
Form 4 Attachment - Exhibit 99
Transaction Detail


Common Stock	12/18/2008	S	700	D	44.07
Common Stock	12/18/2008	S	400	D	44.03
Common Stock	12/18/2008	S	4808	D	44.00